Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating Information
Number of Communities (1)			136	135
Total Sites			25,787	25,729
Rental and Related Income	$51,494	$47,063	$101,823	$92,368
Community Operating Expenses	$21,595	$20,034	$42,692	$40,122
Community NOI	$29,899	$27,029	$59,131	$52,246
Expense Ratio	41.9%	42.6%	41.9%	43.4%
Sales of Manufactured Homes	$8,834	$8,227	$16,185	$15,529
Number of Homes Sold	105	91	200	174
Number of Rentals Added, net	111	304	167	534
Net Income (Loss)	$5,181	$(403)	$3,556	$(1,904)
Net Income (Loss) Attributable to Common Shareholders	$527	$(4,418)	$(5,737)	$(9,715)
Adjusted EBITDA excluding Non-Recurring Other Expense	$28,329	$25,270	$55,014	$48,731
FFO Attributable to Common Shareholders	$16,182	$12,043	$30,228	$22,683
Normalized FFO Attributable to Common Shareholders	$16,807	$13,049	$31,824	$24,769

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	71,418	61,236	70,291	60,186
Diluted	71,884	61,760	70,700	60,844
Net Income (Loss) Attributable to Shareholders per Share-
Basic and Diluted	$0.01	$(0.07)	$(0.08)	$(0.16)
FFO per Share-(2)
Basic	$0.23	$0.20	$0.43	$0.38
Diluted	$0.23	$0.19	$0.43	$0.37
Normalized FFO per Share-(2)
Basic	$0.24	$0.21	$0.45	$0.41
Diluted	$0.23	$0.21	$0.45	$0.41
Dividends per Common Share	$0.215	$0.205	$0.42	$0.41

Balance Sheet
Total Assets			$1,441,295	$1,393,869
Total Liabilities			$697,315	$756,002

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$668,876	$726,862
Equity Market Capitalization			$1,163,272	$1,007,888
Series D Preferred Stock			$295,757	$265,032
Total Market Capitalization			$2,127,905	$1,999,782

(1)	As of January 1, 2024, includes Duck River Estates, a newly constructed community.
(2)	Please see Definitions on page 15.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$87,301	$86,497
Site and Land Improvements	907,400	896,568
Buildings and Improvements	39,749	39,506
Rental Homes and Accessories	539,746	516,470
Total Investment Property	1,574,196	1,539,041
Equipment and Vehicles	30,059	29,126
Total Investment Property and Equipment	1,604,255	1,568,167
Accumulated Depreciation	(443,448)	(416,309)
Net Investment Property and Equipment	1,160,807	1,151,858

Other Assets
Cash and Cash Equivalents	39,457	57,320
Marketable Securities at Fair Value	28,673	34,506
Inventory of Manufactured Homes	31,986	32,940
Notes and Other Receivables, net	85,940	81,071
Prepaid Expenses and Other Assets	15,485	11,729
Land Development Costs	52,736	33,302
Investment in Joint Venture	26,211	24,851
Total Other Assets	280,488	275,719

TOTAL ASSETS	$1,441,295	$1,427,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$491,030	$496,483
Other Liabilities
Accounts Payable	5,386	6,106
Loans Payable, net of unamortized debt issuance costs	77,367	93,479
Series A Bonds, net of unamortized debt issuance costs	100,479	100,055
Accrued Liabilities and Deposits	13,145	15,117
Tenant Security Deposits	9,908	9,543
Total Other Liabilities	206,285	224,300
Total Liabilities	697,315	720,783

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 13,700 shares authorized as of June 30, 2024 and December, 31 2023; 11,830 and 11,607 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	295,757	290,180
Common Stock- $0.10 par value per share: 153,714 shares authorized as of June 30, 2024 and December 31, 2023; 72,750 and 67,978 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	7,275	6,798
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of June 30, 2024 and December 31, 2023	-0-	-0-
Additional Paid-In Capital	464,330	433,106
Accumulated Deficit	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	741,998	704,720
Non-Controlling Interest in Consolidated Subsidiaries	1,982	2,074
Total Shareholders’ Equity	743,980	706,794

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,441,295	$1,427,577

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
INCOME:
Rental and Related Income	$51,494	$47,063	$101,823	$92,368
Sales of Manufactured Homes	8,834	8,227	16,185	15,529
TOTAL INCOME	60,328	55,290	118,008	107,897

EXPENSES:
Community Operating Expenses	21,595	20,034	42,692	40,122
Cost of Sales of Manufactured Homes	5,461	5,740	11,017	10,725
Selling Expenses	1,744	1,665	3,390	3,477
General and Administrative Expenses	5,506	5,181	10,874	10,163
Depreciation Expense	15,001	13,751	29,742	27,124
TOTAL EXPENSES	49,307	46,371	97,715	91,611

OTHER INCOME (EXPENSE):
Interest Income	1,501	1,217	3,068	2,355
Dividend Income	362	531	722	1,237
Loss on Sales of Marketable Securities, net	(3,778)	(1)	(3,778)	(43)
Increase (Decrease) in Fair Value of Marketable Securities	3,338	(2,548)	(2,031)	(4,943)
Other Income	205	288	364	616
Loss on Investment in Joint Venture	(87)	(175)	(224)	(480)
Interest Expense	(7,371)	(8,639)	(14,845)	(16,969)
TOTAL OTHER INCOME (EXPENSE)	(5,830)	(9,327)	(16,724)	(18,227)

Income (Loss) before Gain (Loss) on Sales of Investment Property and Equipment	5,191	(408)	3,569	(1,941)
Gain (Loss) on Sales of Investment Property and Equipment	(10)	5	(13)	37
NET INCOME (LOSS)	5,181	(403)	3,556	(1,904)

Preferred Dividends	(4,712)	(4,051)	(9,385)	(7,887)
Loss Attributable to Non-Controlling Interest	58	36	92	76

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$527	$(4,418)	$(5,737)	$(9,715)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic and Diluted	$0.01	$(0.07)	$(0.08)	$(0.16)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,418	61,236	70,291	60,186
Diluted	71,884	61,760	70,700	60,844

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$3,556	$(1,904)
Non-Cash Items Included in Net Income (Loss):
Depreciation	29,742	27,124
Amortization of Financing Costs	1,163	1,056
Stock Compensation Expense	2,543	2,999
Provision for Uncollectible Notes and Other Receivables	795	797
Loss on Sales of Marketable Securities, net	3,778	43
Decrease in Fair Value of Marketable Securities	2,031	4,943
(Gain) Loss on Sales of Investment Property and Equipment	13	(37)
Loss on Investment in Joint Venture	469	577
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	954	27,414
Notes and Other Receivables, net of notes acquired with acquisitions	(5,664)	(9,017)
Prepaid Expenses and Other Assets	552	1,591
Accounts Payable	(720)	317
Accrued Liabilities and Deposits	(1,972)	(3,534)
Tenant Security Deposits	365	633
Net Cash Provided by Operating Activities	37,605	53,002
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	-0-	(3,679)
Purchase of Investment Property and Equipment	(41,052)	(74,604)
Proceeds from Sales of Investment Property and Equipment	2,348	1,332
Additions to Land Development Costs	(18,249)	(12,587)
Purchase of Marketable Securities	(12)	(11)
Proceeds from Sales of Marketable Securities	36	502
Investment in Joint Venture	(1,829)	(5,349)
Net Cash Used in Investing Activities	(58,758)	(94,396)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (Payments) Proceeds from Short-Term Borrowings	(15,837)	29,527
Principal Payments of Mortgages and Loans	(5,915)	(64,583)
Financing Costs on Debt	(552)	(814)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	5,058	34,600
Proceeds from At-The-Market Common Equity Program, net of offering costs	56,478	78,447
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	3,503	3,197
Proceeds from Exercise of Stock Options	2,079	550
Preferred Dividends Paid	(9,385)	(7,887)
Common Dividends Paid, net of dividend reinvestments	(27,831)	(23,331)
Net Cash Provided by Financing Activities	7,598	49,706

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(13,555)	8,312
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	64,437	40,876
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$50,882	$49,188

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$5,181	$(403)	$3,556	$(1,904)
Interest Expense	7,371	8,639	14,845	16,969
Franchise Taxes	114	100	228	201
Depreciation Expense	15,001	13,751	29,742	27,124
Depreciation Expense from Unconsolidated Joint Venture	204	166	401	325
(Increase) Decrease in Fair Value of Marketable Securities	(3,338)	2,548	2,031	4,943
Loss on Sales of Marketable Securities, net	3,778	1	3,778	43
Adjusted EBITDA	28,311	24,802	54,581	47,701
Non- Recurring Other Expense (1)	18	468	433	1,030
Adjusted EBITDA without Non-recurring Other Expense	$28,329	$25,270	$55,014	$48,731

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$527	$(4,418)	$(5,737)	$(9,715)
Depreciation Expense	15,001	13,751	29,742	27,124
Depreciation Expense from Unconsolidated Joint Venture	204	166	401	325
(Gain) Loss on Sales of Investment Property and Equipment	10	(5)	13	(37)
(Increase) Decrease in Fair Value of Marketable Securities	(3,338)	2,548	2,031	4,943
Loss on Sales of Marketable Securities, net	3,778	1	3,778	43
Funds from Operations Attributable to Common Shareholders (“FFO”)	16,182	12,043	30,228	22,683

Adjustments:
Amortization of Financing Costs	607	538	1,163	1,056
Non- Recurring Other Expense (1)	18	468	433	1,030
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”)	$16,807	$13,049	$31,824	$24,769

(1)	Consists of non-recurring one-time legal fees ($18 and $51, respectively), and costs associated with the liquidation/sale of inventory in a particular sales center ($0 and $382, respectively) for the three and six months ended June 30, 2024. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($431 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($3 and $50, respectively), one-time legal fees ($30 and $50, respectively), fees related to the establishment of the OZ Fund ($4 and $37, respectively), and costs associated with an acquisition that was not completed ($0 and $31, respectively) for the three and six months ended June 30, 2023.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands) (unaudited)

	Six Months Ended		Year Ended
	June 30, 2024	June 30, 2023	December 31, 2023
Shares Outstanding	72,750	63,072	67,978
Market Price Per Share	$15.99	$15.98	$15.32
Equity Market Capitalization	$1,163,272	$1,007,888	$1,041,422
Total Debt	668,876	726,862	690,017
Preferred	295,757	265,032	290,180
Total Market Capitalization	$2,127,905	$1,999,782	$2,021,619

Total Debt	$668,876	$726,862	$690,017
Less: Cash and Cash Equivalents	(39,457)	(41,484)	(57,320)
Net Debt	629,419	685,378	632,697
Less: Marketable Securities at Fair Value (“Securities”)	(28,673)	(36,701)	(34,506)
Net Debt Less Securities	$600,746	$648,677	$598,191

Interest Expense	$14,845	$16,969	$32,475
Capitalized Interest	2,378	2,699	5,032
Preferred Dividends	9,385	7,887	16,723
Total Fixed Charges	$26,608	$27,555	$54,230

Adjusted EBITDA excluding Non-Recurring Other Expenses	$55,014	$48,731	$101,780

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	29.6%	34.3%	31.3%

Net Debt Plus Preferred / Total Market Capitalization	43.5%	47.5%	45.7%

Net Debt Less Securities / Total Market Capitalization	28.2%	32.4%	29.6%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	42.1%	45.7%	43.9%

Interest Coverage	3.2x	2.5x	2.7x

Fixed Charge Coverage	2.1x	1.8x	1.9x

Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	5.7x	7.0x	6.2x

Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	5.5x	6.7x	5.9x

Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	8.4x	9.8x	9.1x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	8.1x	9.4x	8.7x

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	8

Debt Analysis

(in thousands) (unaudited)

	Six Months Ended		Year Ended
	June 30, 2024	June 30, 2023	December 31, 2023
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$495,219	$449,126	$501,135
Unamortized Debt Issuance Costs	(4,189)	(4,329)	(4,652)

Mortgages, Net of Unamortized Debt Issuance Costs	$491,030	$444,797	$496,483
Loans Payable:
Unsecured Line of Credit	$50,000	$100,000	$70,000
Other Loans Payable	28,846	83,753	24,683

Total Loans Before Unamortized Debt Issuance Costs	78,846	183,753	94,683
Unamortized Debt Issuance Costs	(1,479)	(1,319)	(1,204)

Loans, Net of Unamortized Debt Issuance Costs	$77,367	$182,434	$93,479
Bonds Payable:
Series A Bonds	$102,670	$102,670	$102,670
Unamortized Debt Issuance Costs	(2,191)	(3,039)	(2,615)
Bonds, Net of Unamortized Debt Issuance Costs	$100,479	$99,631	$100,055

Total Debt, Net of Unamortized Debt Issuance Costs	$668,876	$726,862	$690,017

% Fixed/Floating
Fixed	91.9%	75.0%	90.0%
Floating	8.1%	25.0%	10.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.17%	3.88%	4.17%
Loans Payable	6.81%	7.42%	6.98%
Bonds Payable	4.72%	4.72%	4.72%
Total Average	4.56%	4.88%	4.63%

Weighted Average Maturity (Years)
Mortgages Payable	4.8	5.2	5.3

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

As of June 30, 2024:

Year Ended	Mortgages	Loans		Bonds		Total	% of Total
2024	$-0-	$4,487		$-0-		$4,487	0.6%
2025	117,008	-0-		-0-		117,008	17.3%
2026	36,567	50,000	(1)	-0-		86,567	12.8%
2027	38,524	-0-		102,670	(2)	141,194	20.9%
2028	24,900	24,359		-0-		49,259	7.3%
Thereafter	278,220	-0-		-0-		278,220	41.1%

Total Debt Before Unamortized Debt Issuance Cost	495,219	78,846		102,670		676,735	100.0%

Unamortized Debt Issuance Cost	(4,189)	(1,479)		(2,191)		(7,859)

Total Debt, Net of Unamortized Debt Issuance Costs	$491,030	$77,367		$100,479		$668,876

(1)	Represents $50.0 million balance outstanding on the Company’s Line of Credit due November 7, 2026, with an additional one-year option.
(2)	Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	10

Securities Portfolio Performance

(in thousands) (unaudited)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain (Loss) on Sale of Securities	Net Realized Gain (Loss) on Sale of Securities & Dividend Income
2010-2014	63,556	$15,066	$14,414	$29,480
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023	34,506	2,318	183	2,501
2024*	28,673	722	(3,778)	(3,056)

		$68,908	$23,811	$92,719

* Financial Information is as of and for the six months ended June 30, 2024.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	June 30, 2024	June 30, 2023	% Change

Communities (1)	136	135	0.7%
Total Sites	25,787	25,729	0.2%
Occupied Sites	22,526	22,096	430 sites, 1.9%
Occupancy %	87.4%	85.9%	150 bps
Total Rentals	10,136	9,632	5.2%
Occupied Rentals	9,630	9,048	6.4%
Rental Occupancy %	95.0%	93.9%	110 bps
Monthly Rent Per Site	$531	$509	4.3%
Monthly Rent Per Home Rental Including Site	$960	$905	6.1%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(2)		(2)								(3)

Alabama	2	69	62	7	325	132	40.6%	$193	107	101	94.4%	$1,045
Georgia	1	26	26	-0-	118	10	8.5%	$450	10	10	100.0%	$1,057
Indiana	14	1,105	908	197	4,022	3,602	89.6%	$491	1,946	1,855	95.3%	$983
Maryland	1	77	29	48	63	61	96.8%	$621	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,088	917	84.3%	$498	385	357	92.7%	$998
New Jersey	5	390	226	164	1,265	1,219	96.4%	$705	44	38	86.4%	$1,253
New York	8	698	327	371	1,367	1,188	86.9%	$633	485	462	95.3%	$1,130
Ohio	38	2,044	1,515	529	7,302	6,407	87.7%	$488	2,973	2,847	95.8%	$910
Pennsylvania	53	2,392	1,901	491	7,968	6,961	87.4%	$558	3,130	2,955	94.4%	$957
South Carolina	2	63	55	8	322	195	60.6%	$211	140	121	86.4%	$1,027
Tennessee (1)	8	710	368	342	1,947	1,834	94.2%	$548	916	884	96.5%	$963
Total as of June 30, 2024 (1)	136	7,815	5,639	2,176	25,787	22,526	87.4%	$531	10,136	9,630	95.0%	$960

(1)	As of January 1, 2024, includes Duck River Estates, a newly constructed community.
(2)	Total and Vacant Acreage of 220 for Mountain View Estates property is included in the above summary.
(3)	Includes home and site rent charges.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	12

Same Property Statistics

(in thousands) (unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2024	June 30, 2023	Change	% Change	June 30, 2024	June 30, 2023	Change	% Change
Same Property Community Net Operating Income (“NOI”)

Rental and Related Income	$50,939	$46,722	$4,217	9.0%	$100,639	$91,711	$8,928	9.7%
Community Operating Expenses	20,022	18,863	1,159	6.1%	39,690	37,872	1,818	4.8%

Same Property Community NOI	$30,917	$27,859	$3,058	11.0%	$60,949	$53,839	$7,110	13.2%

	June 30, 2024	June 30, 2023	Change

Total Sites	25,457	25,405	0.2%
Occupied Sites	22,333	21,953	380 sites, 1.7%
Occupancy %	87.7%	86.4%	130 bps
Number of Properties	133	133	N/A
Total Rentals	9,980	9,513	4.9%
Occupied Rentals	9,485	8,939	6.1%
Rental Occupancy	95.0%	94.0%	100 bps
Monthly Rent Per Site	$534	$509	4.9%
Monthly Rent Per Home Rental Including Site	$958	$903	6.1%

Same Property includes all properties owned as of January 1, 2023, with the exception of Memphis Blues and Duck River Estates.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	13

Acquisitions Summary

(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy % at Acquisition	Purchase Price	Price Per Site	Total Acres
2021	3	543	59%	$18,300	$34	113
2022	7	1,480	65%	$86,223	$58	461
2023	1	118	-0-%	$3,650	$31	26

**Property Portfolio**

Marcellus and Utica Shale Region
Acquired Prior to 2023
135 communities and 25,700 sites
Acquired in 2023
1 community and 100 sites
220 acres to be developed into a manufactured home community
Joint Venture:
2 communities and 400 sites
61 acres to be developed into a manufactured home community
Communities
Total - 136
PA 39%
OH 28%
IN 10%
NY 6%
TN 6%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,800 Sites
Acreage
Total - 7,815
Developed
2,921
37%
Vacant
910
12%
Developed
2,718
35%
Vacant
1,266
16%
Marcellus and Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus and Utica Share Acreage

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), Community NOI, Same Property Community NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for amortization of financing costs and certain one-time charges. Community NOI and Same Property Community NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property Community NOI, Adjusted EBITDA, excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

FFO, as defined by The National Association of Real Estate Investment Trusts (“Nareit”), is calculated to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 71.9 million and 70.7 million shares for the three and six months ended June 30, 2024, respectively, and 61.8 million and 60.8 million shares for the three and six months ended June 30, 2023, respectively. Common stock equivalents resulting from stock options in the amount of 466,000 shares for the three months ended June 30, 2024, were included in the computation of Diluted Net Income per Share. Common stock equivalents resulting from stock options in the amount of 409,000 for the six months ended June 30, 2024, and 524,000 and 658,000 for the three and six months ended June 30, 2023, respectively, were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property Community NOI is calculated as Community NOI, using all properties owned as of January 1, 2023, with the exception of Memphis Blues and Duck River Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property Community NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	15

Press Release Dated August 6, 2024

FOR IMMEDIATE RELEASE	August 6, 2024
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2024

FREEHOLD, NJ, August 6, 2024........ UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income for the quarter ended June 30, 2024 of $60.3 million as compared to $55.3 million for the quarter ended June 30, 2023, representing an increase of 9%. Net Income Attributable to Common Shareholders amounted to $527,000 or $0.01 per diluted share for the quarter ended June 30, 2024 as compared to a Net Loss of $4.4 million or $0.07 per diluted share for the quarter ended June 30, 2023. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $16.8 million or $0.23 per diluted share for the quarter ended June 30, 2024, as compared to $13.0 million or $0.21 per diluted share for the quarter ended June 30, 2023, representing a 10% per diluted share increase.

A summary of significant financial information for the three and six months ended June 30, 2024 and 2023 is as follows (in thousands except per share amounts):

	Three Months Ended
	June 30,
	2024	2023

Total Income	$60,328	$55,290
Total Expenses	$49,307	$46,371
Net Income (Loss) Attributable to Common Shareholders	$527	$(4,418)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.01)	$(0.07)
FFO (1)	$16,182	$12,043
FFO (1) per Diluted Common Share	$0.23	$0.19
Normalized FFO (1)	$16,807	$13,049
Normalized FFO (1) per Diluted Common Share	$0.23	$0.21
Basic Weighted Average Shares Outstanding	71,418	61,236
Diluted Weighted Average Shares Outstanding	71,884	61,760

	Six Months Ended
	June 30,
	2024	2023

Total Income	$118,008	$107,897
Total Expenses	$97,715	$91,611
Net Loss Attributable to Common Shareholders	$(5,737)	$(9,715)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.08)	$(0.16)
FFO (1)	$30,228	$22,683
FFO (1) per Diluted Common Share	$0.43	$0.37
Normalized FFO (1)	$31,824	$24,769
Normalized FFO (1) per Diluted Common Share	$0.45	$0.41
Basic Weighted Average Shares Outstanding	70,291	60,186
Diluted Weighted Average Shares Outstanding	70,700	60,844

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	16

A summary of significant balance sheet information as of June 30, 2024 and December 31, 2023 is as follows (in thousands):

	June 30, 2024	December 31, 2023

Gross Real Estate Investments	$1,574,196	$1,539,041
Marketable Securities at Fair Value	$28,673	$34,506
Total Assets	$1,441,295	$1,427,577
Mortgages Payable, net	$491,030	$496,483
Loans Payable, net	$77,367	$93,479
Bonds Payable, net	$100,479	$100,055
Total Shareholders’ Equity	$743,980	$706,794

Samuel A. Landy, President and CEO, commented on the results of the second quarter of 2024.

“We are pleased to announce another solid quarter of operating results. During the quarter, we:

●	Increased Rental and Related Income by 9%;
●	Increased Sales of Manufactured Homes by 7%;
●	Increased Community Net Operating Income (“NOI”) by 11%;
●	Increased Same Property NOI by 11%;
●	Increased Same Property Occupancy by 130 basis points from 86.4% to 87.7%;
●	Improved our Same Property expense ratio by 110 basis points from 40.4% in the second quarter of 2023 to 39.3% at quarter end;
●	Amended our unsecured credit facility to expand available borrowings by $80 million from $180 million to $260 million syndicated with BMO Capital Markets Corp., JPMorgan Chase Bank, NA and Wells Fargo, N.A;
●	For the fourth time since 2020, raised our quarterly common stock dividend by $0.01 representing a 4.9% increase to $0.215 per share or $0.86 annually;
●	Issued and sold approximately 2.4 million shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $15.46 per share, generating gross proceeds of $36.9 million and net proceeds of $36.1 million, after offering expenses;
●	Issued and sold approximately 29,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.18 per share, generating gross proceeds of $670,000 and net proceeds of $659,000, after offering expenses;
●	Subsequent to quarter end, issued and sold approximately 765,000 shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $16.94 per share, generating net proceeds of $12.8 million, after offering expenses; and
●	Subsequent to quarter end, issued and sold approximately 150,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $23.01 per share, generating net proceeds of $3.4 million, after offering expenses.”

Mr. Landy stated, “UMH is pleased to report that Normalized FFO for the second quarter increased to $0.23 from $0.21 last year, representing an increase of approximately 10%. Sequentially, Normalized FFO increased from $0.22 to $0.23, representing an increase of approximately 5%. UMH has intentionally acquired value-added communities with vacant sites over the past 10 years. We have been improving the communities through our capital improvements, adding approximately 800 homes per year and selling 200 homes per year. These investments have added to the supply of affordable housing and generated best-in-class operating results.

“Our same property operating results continue to demonstrate the effectiveness of our business plan. Same property NOI increased by 11.0% for the quarter and 13.2% for the first six months, compared to the corresponding prior year periods. UMH has now increased same property NOI by double digits for four consecutive quarters. This increase was driven by an increase in rental and related income of 9.0% and 9.7% for the three and six months, respectively, partially offset by an increase in same property expenses of 6.1% and 4.8%, respectively. The growth in rental and related income is primarily attributed to a strong increase in occupancy of 380 units and rental rate increases of 4.9%.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	17

“Our sales for the quarter increased from $8.2 million to $8.8 million, representing an increase of 7%. Notably, our gross margin increased from 30% last year to 38% this year. Sales demand remains strong, and we anticipate another solid quarter of profitable home sales in the third quarter.

“We are initiating guidance for the remainder of 2024, with Normalized FFO in a range of $0.91-0.95 per diluted share for the full year, or $0.93 at the midpoint. This represents approximately 8% annual normalized FFO growth at the midpoint over full year 2023 Normalized FFO of $0.86 per diluted share.

“UMH continues to execute on our long-term business plan of acquiring communities. Our high-quality communities continue to experience strong demand for our products, which is translating to growing occupancy, net operating income and property value. Our 3,300 vacant sites and 2,200 acres of vacant land give us a runway to generate earnings growth for years to come. We maintain a strong balance sheet to ensure that we can execute our organic growth plan and be prepared when external acquisition opportunities become available. This strategy has allowed us to build a first-class portfolio of manufactured housing communities that deliver shareholders a resilient and growing dividend, greater scale, and improved net asset value per share.”

UMH Properties, Inc. will host its Second Quarter 2024 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Wednesday, August 7, 2024, at 10:00 a.m. Eastern Time.

The Company’s 2024 second quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Wednesday, August 7, 2024, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 7242441. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 136 manufactured home communities containing approximately 25,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 71.9 million and 70.7 million shares for the three and six months ended June 30, 2024, respectively, and 61.8 million and 60.8 million shares for the three and six months ended June 30, 2023, respectively. Common stock equivalents resulting from stock options in the amount of 409,000 for the six months ended June 30, 2024, were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive. Common stock equivalents resulting from employee stock options to purchase 4.0 million shares of common stock amounted to 466,000 shares, for the three months ended June 30, 2024, were included in the computation of Diluted Net Income per Share. Common stock equivalents resulting from stock options in the amount of 524,000 and 658,000 shares for the three and six months ended June 30, 2023, respectively, were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive.

The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO and Normalized FFO for the three and six months ended June 30, 2024 and 2023 are calculated as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Income (Loss) Attributable to Common Shareholders	$527	$(4,418)	$(5,737)	$(9,715)
Depreciation Expense	15,001	13,751	29,742	27,124
Depreciation Expense from Unconsolidated Joint Venture	204	166	401	325
(Gain) Loss on Sales of Depreciable Assets	10	(5)	13	(37)
(Increase) Decrease in Fair Value of Marketable Securities	(3,338)	2,548	2,031	4,943
Loss on Sales of Marketable Securities, net	3,778	1	3,778	43
FFO Attributable to Common Shareholders	16,182	12,043	30,228	22,683
Amortization of Financing Costs	607	538	1,163	1,056
Non-Recurring Other Expense (a)	18	468	433	1,030
Normalized FFO Attributable to Common Shareholders	$16,807	$13,049	$31,824	$24,769

(a) Consists of non-recurring one-time legal fees ($18 and $51, respectively), and costs associated with the liquidation/sale of inventory in a particular sales center ($0 and $382, respectively) for the three and six months ended June 30, 2024. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($3 and $50, respectively), one-time legal fees ($30 and $50, respectively), fees related to the establishment of the OZ Fund ($4 and $37, respectively), and costs associated with an acquisition that was not completed ($0 and $31, respectively) for the three and six months ended June 30, 2023.

UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	19

The following are the cash flows provided by (used in) operating, investing and financing activities for the six months ended June 30, 2024 and 2023 (in thousands):

	2024	2023
Operating Activities	$37,605	$53,002
Investing Activities	(58,758)	(94,396)
Financing Activities	7,598	49,706

(2)	The following are the assumptions used in the 2024 Normalized FFO guidance:

-	Rent increases of 5%;
-	Occupancy of 400 rental units in the second half of 2024;
-	Overall capital needs to fund rental home purchases, notes, expansions, and improvements of approximately $110-$120 million for the year;
-	Includes the opportunistic sales of common and preferred stock through our ATM programs; and
-	Excludes any potential acquisitions, dispositions, and development projects.

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UMH Properties, Inc. | Second Quarter FY 2024 Supplemental Information	20